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Exhibit 23

Independent Auditors' Consent

The Board of Directors
International Multifoods Corporation:

        We consent to incorporation by reference in Registration Statements No. 333-51399 on Form S-8 relating to the Employees' Voluntary Investment and Savings Plan of International Multifoods Corporation, No. 333-34173 on Form S-8 and No. 333-108042 on Form S-8 relating to the Stock Purchase Plan of Robin Hood Multifoods Inc., No. 2-84236 on Form S-8 relating to the 1983 Stock Option Incentive Plan of International Multifoods Corporation, No. 33-6223 on Form S-8 relating to the 1986 Stock Option Incentive Plan of International Multifoods Corporation, No. 33-30979 on Form S-8 relating to the Amended and Restated 1989 Stock-Based Incentive Plan of International Multifoods Corporation, No. 333-34171 on Form S-8, No. 333-69387 on Form S-8 and No. 333-86302 on Form S-8 relating to the 1997 Stock-Based Incentive Plan of International Multifoods Corporation, No. 333-64075 on Form S-8 relating to the Consulting Agreement between International Multifoods Corporation and Daryl Schaller and No. 33-65221 on Form S-3 relating to certain debt securities of International Multifoods Corporation of our reports dated March 30, 2004, relating to the consolidated balance sheets of International Multifoods Corporation and subsidiaries as of February 28, 2004 and March 1, 2003 and the related consolidated statements of operations, cash flows, and shareholders' equity (consolidated financial statements), and related financial statement schedule for each of the fiscal years in the three-year period ended February 28, 2004, which reports appear in the Form 10-K for the fiscal year ended February 28, 2004, of International Multifoods Corporation.

        Our report on the consolidated financial statements refers to the adoption, in fiscal 2003, of the remaining provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

/s/ KPMG LLP

Minneapolis, Minnesota
April 27, 2004

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Independent Auditors' Consent